Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

Docola, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
	Units (2), consisting of:
Equity	(i) Common stock, $0.0001 par value per share, included in the units (3)	Rule 457(o)			$9,044,997	0.0001476	$1,335.04
Equity	(ii) Tradeable Warrants to purchase common stock, $0.0001 par value per share, included in the units (3)	Rule 457(g)			—	—	—
Equity	(iii) Non-Tradeable Warrants to purchase common stock, $0.0001 par value per share, included in the units (3)	Rule 457(g)			—	—	—
Equity	Common stock $0.0001 par value per share, underlying the Tradeable Warrants included in the units (4)	Rule 457(g)			$10,401,747	0.0001476	$1,535.30
Equity	Common stock $0.0001 par value per share, underlying the Non-Tradeable Warrants included in the units (5)	Rule 457(g)			$10,401,747	0.0001476	$1,535.30
Equity	Representative’s Warrant to purchase common stock (6)	Rule 457(g)			—	—	—
Equity	Common stock issuable upon exercise of Representative’s Warrant to purchase common stock (7)	Rule 457(g)			$646,718	0.0001476	$95.46
		Total Offering Amounts			$30,495,209		$4,501.10
		Total Fees Previously Paid					$4,098.02
		Net Fees Due					$403.08

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Each unit consists of one share of common stock, $0.0001 par value per share, one tradeable warrant to purchase one share of common stock, $0.0001 par value per share, and one non-tradeable warrant to purchase one share of common stock, $0.0001 par value per share. Includes 174,783 shares of common stock, tradeable warrants to purchase 174,783 common stock, and/or non-tradable warrants to purchase 174,783 common stock, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Included in the price of the units. No fee required pursuant to Rule 457(g) under the Securities Act.

(4)	The Tradeable Warrants are exercisable at a per share exercise price equal to 115% of the public offering price per unit. The proposed maximum aggregate public offering price of the common stock issuable upon exercise of the Tradeable Warrants was calculated to be $7.7625 (which is 115% of $6.75 since each investor will receive a Tradeable Warrant to purchase one common share for each common share purchased in this offering). Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional common stock shares that are issuable by reason of the anti-dilution provisions of the Tradeable Warrants.

(5)	The Non-Tradeable Warrants are exercisable at a per share exercise price equal to 115% of the public offering price per unit. The proposed maximum aggregate public offering price of the common stock issuable upon exercise of the Non-Tradeable Warrants was calculated to be $7.7625 (which is 115% of $6.75 since each investor will receive a Non-Tradeable Warrant to purchase one common share for each common share purchased in this offering). Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional common stock shares that are issuable by reason of the anti-dilution provisions of the Non-Tradeable Warrants.

(6)	No fee required pursuant to Rule 457(g) under the Securities Act.

(7)	The Representative’s Warrants are exercisable at a per share exercise price equal to 100% of the public offering price per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $646,718 which is equal to 110% of $587,925 (6.5% of $9,044,997 of common stock shares sold in this offering). Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional common stock shares that are issuable by reason of the anti-dilution provisions of the Representative’s Warrants.